Exhibit 10.8

MUTUAL RELEASE AGREEMENT

    This Mutual Release Agreement ("Release") is made and entered into as of February 19, 2015, by and between Orbital Tracking Corp. (formerly Great West Resources, Inc., a Nevada corporation) ("Orbital"), and MJI Resources Corp., an Arizona corporation ("MJI"). Orbital and MJI are sometimes each referred to herein as a "Party" and collectively, as the "Parties".

WITNESSETH:

    WHEREAS, Orbital and MJI  were party to that certain Services and Employee Leasing Agreement, dated June 1, 2011, as amended (the “Services Agreement”) pursuant to which MJI was required to perform certain services associated with Orbital’s business;

    WHEREAS, Orbital and MJI were party to that certain Debt Forgiveness Agreement dated November 8, 2013 (the “Debt Forgiveness Agreement” and, together with the Services Agreement, the “Agreements”) pursuant to which MJI forgave Orbital all outstanding amounts owed to it under the Services Agreement and otherwise, less $175,000 (the “Residual Debt”);

    WHEREAS, Orbital asserts that MJI is not entitled to repayment of the Residual Debt as its August 2013 failure to maintain Orbital’s mining claims on the 76 and COD properties (the “Claims”) in good standing violated the Services Agreement and constituted a breach of the fiduciary duties owed to Orbital;

    WHEREAS, to avoid the time and expense of litigation, the Parties desire to resolve their differences and reach an end, compromise, and settlement for all disputes existing and potentially existing between them from the Agreements; and

    WHEREAS, each Party expressly agrees that it has received good and valuable consideration for the execution of this Release as provided by the mutual covenants contained herein.

    NOW, THEREFORE, in consideration of the premises and mutual promises herein contained, it is agreed as follows:

    1.   As a material inducement to MJI to enter into this Release, and subject to the terms of this Release:

(a)	Orbital shall issue to MJI an aggregate of 175,000 shares of its common stock, par value $0.0001 per share (the “Shares”); and

(b)
Orbital hereby irrevocably and unconditionally releases, acquits and forever discharges MJI and each of its owners, stockholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, divisions, subsidiaries, affiliates and all persons acting by, through, under or in concert with any them, (collectively the "MJI Releasees") from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys' fees and costs actually incurred), of any nature whatsoever ("Claim" or "Claims") which Orbital now has, owns, holds, or which Orbital at any time heretofore had, owned, or held against each of the MJI Releasees, arising out of, in connection with, or related to the Services Agreement.

    2.           As a material inducement to Orbital to enter into this Release, and subject to the terms of this Release, MJI hereby irrevocably and unconditionally releases, acquits and forever discharges Orbital and each of its owners, stockholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, divisions, subsidiaries, affiliates and all persons acting by, through, under or in concert with any of them, (collectively the "Orbital Releasees"), from any and all Claims which MJI now has, owns, holds, or which MJI at any time heretofore had, owned, or held against any of the Orbital Releasees, including, but not limited to: (a) all Claims arising out of, in connection with, or related to the Services Agreement  or services provided to Orbital by MJI and (b) all  Claims arising out of, in connection with, or related to the Debt Forgiveness Agreement, including the Residual Debt.

    3.           The Parties understand and agree that neither the making of this Release nor the fulfillment of any condition or obligation of this Release constitutes an admission of any liability or wrongdoing by Orbital, Orbital Releasees, MJI or MJI Releasees.  All liability to any Orbital Releasees by MJI or to any MJI Releasee by Orbital has been and is expressly denied.

    4.           Additional Representations, Warranties and Agreements

(a)
MJI represents and warrants that it is an “accredited investor” as such term is defined in the represents that it is an “accredited investor” as such term is defined in Rule 501 of Regulation D (“Regulation D”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and that MJI is able to bear the economic risk of an investment in the Shares. MJI hereby acknowledges and represents that (i) MJI has knowledge and experience in business and financial matters, prior investment experience, or has employed the services of a “purchaser representative” (as defined in Rule 501 of Regulation D), attorney and/or accountant to read all of the documents furnished or made available by Orbital to MJI to evaluate the merits and risks of such an investment on MJI’s behalf; (ii) MJI recognizes the highly speculative nature of this investment; and (iii) MJI is able to bear the economic risk that MJI hereby assumes.

(b)	MJI acknowledges and agrees that it may sell up to a maximum of 5,000 Shares per day in the public markets.

(c)
MJI hereby grants Orbital (or its designees) an exclusive, irrevocable, unconditional option (the “Option”) to purchase the Shares from MJI at the purchase price of $0.75 per share.  The Option shall expire six months from the date of this Release.

    5.           This Release supersedes any and all other agreements, written or verbal, which may exist between MJI and Orbital concerning the matters herein.  The Parties agree that the Debt Forgiveness Agreement is hereby terminated and is of no further force and effect.

    6.           MJI and Orbital both represent and acknowledge that in executing this Release, they are not relying and have not relied upon any representation or statement made by either Party or any of its agents, representatives or attorneys with regard to the subject matter, basis or effect of this Release or otherwise other than the representations contained in this Release.

    7.           No waiver of any of the terms of this Release shall be valid unless in writing and signed by both Parties. No waiver or default of any term of this Release shall be deemed a waiver of any subsequent breach or default of the same or similar nature. This Release may not be changed except by written agreement signed by both Parties.

    8.            This Release shall be binding upon the Parties and their respective heirs, administrators, representatives, executors, trustees, successors and assigns, and shall inure to the benefit of the Orbital Releasees, MJI Releasees and each of them, and to their respective heirs, administrators, representatives, executors, trustees, successors, and assigns.

    9.           In the event it becomes necessary to bring suit to enforce any provision of this Release, the prevailing Party shall be entitled to recover, in addition to any other award, reasonable legal costs, including court costs and attorney's fees, from the non-prevailing Party.

    10.           No alterations, amendments, waiver, or any other change in any term or provision of this Release shall be valid or binding on either Party unless the same shall have been agreed to in writing by both Parties.

    11.           If any provision of this Release is held to be unenforceable or invalid, the remaining provisions of this Release will remain in effect.

    12.           This Release, the construction, interpretation, and enforcement hereof, and the rights of the Parties with respect to all matters arising hereunder or related hereto shall be determined under, governed by, and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of laws. Any action to enforce this Release shall be brought only in the Borough of Manhattan, New York, New York.

    13.           Should any provision of this Release be declared or be determined by any court to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this Release. The headings within this Release are purely for convenience and are not to be used as an aid in interpretation. Moreover, this Release shall not be construed against either Party as the author or drafter of the Agreement.

    14.           The Parties agree that any number of counterparts of this Release may be executed, each such executed counterpart shall be deemed an original and all such counterparts together shall constitute one and the same instrument.

[signature page follows immediately]

EXECUTED as of the date first set forth above.

ORBITAL TRACKING CORP.

By: /s/ David Rector
David Rector
Chief Executive Officer

MJI RESOURCES CORP.

By: /s/ John Eckersley
Name: John Eckersley
Title: